Exhibit 99.1

WRAP Technologies, Inc. Announces $10 Million Offering

TEMPE, Ariz., June 30, 2023 -- Wrap Technologies (Nasdaq: WRAP) (“Wrap” or the “Company”), a global pioneer in innovative public safety solutions, announced today that it has executed a securities purchase agreement with certain directors of the Company and certain accredited and institutional investors to raise gross proceeds of approximately $10 million in a registered direct offering of convertible preferred stock and warrants. The offering is expected to close on July 3, 2023, subject to the satisfaction of customary closing conditions.

The securities purchase agreement provides for the sale of preferred stock with a conversion price of $1.45 per share, subject to adjustment, and warrants to acquire up to an aggregate amount of 6,896,553 additional shares of the Company’s common stock. The preferred stock will have a stated value of $1,000 per share, and holders thereof will be entitled to cumulative dividends of 8% per annum on the stated value, payable quarterly in arrears. The warrants are exercisable six months after issuance at an exercise price of $1.45 per share, subject to adjustment, and expire five years from the date of issuance. The preferred stock conversion price and warrant exercise price of $1.45 per share represent the closing share price on June 29, 2023.

Wrap engaged Katalyst Securities LLC to serve as placement agent for the Company in connection with the offering.

The securities described above are being offered and sold by Wrap in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-260612), including a base prospectus previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 12, 2021. The offering of such securities is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting Katalyst Securities LLC at 655 Third Avenue, 18th Floor, New York, NY 10017, or by phone at 212-400-6993.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Wrap

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating state-of-the-art technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world. Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships and delivers positive public safety outcomes.

Wrap’s BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance. Combined with BolaWrap® training, certified by the esteemed International Association of Directors of Law Enforcement Standards and Training (IADLEST), Wrap enables officers from over 900 agencies across the US and 60 countries around the world, with the expertise to effectively use BolaWrap® as an early intervention measure, mitigating potential risks and injuries, averting tragic outcomes.

Wrap Reality™, the Company’s advanced virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field. By offering a growing range of real-life scenarios, Wrap Reality™ addresses the dynamic nature of modern law enforcement situations for positive public safety outcomes.

Wrap’s headquarters are in Tempe, Arizona.

For more information, please visit wrap.com.

Connect with Wrap:

Wrap on Facebook
Wrap on Twitter
Wrap on LinkedIn

Trademark Information

BolaWrap, Wrap and Wrap Reality are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company’s overall business; total addressable market; and expectations regarding future sales, expenses and break-even and profitability expectations. Words such as “expect”, “anticipate”, “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products, including the acceptance of the BolaWrap 150; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Group, Inc.
949-574-3860
WRAP@gateway-grp.com

Media Relations Contact:

Robert Collins and Zachary Kadletz
Gateway Group, Inc.
949-574-3860
WRAP@gateway-grp.com